                                                                  Exhibit 99.2


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.



                                                Right to Purchase 410,870
                                                Shares of Common Stock
                                                of Media Logic, Inc.





                                MEDIA LOGIC, INC.

                          Common Stock Purchase Warrant


    MEDIA LOGIC, INC., a Massachusetts corporation (the "Company"), hereby certifies that, for value received, DIGITAL MEDIA & COMMUNICATIONS L.P., or its successors or registered assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., Boston time, on the Expiration Date (as hereinafter defined), that number of fully paid and non-assessable shares of Common Stock of the Company as shall be equal to the Warrant Number (as hereinafter defined), at an initial purchase price per share of $3.00 (the "Purchase Price"). The Warrant Number and the Purchase Price are subject to adjustment as provided in this Warrant.

    As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

              (a) The term "Company" shall include Media Logic, Inc., and any corporation that shall succeed to or assume the obligations of Media Logic, Inc. hereunder.

              (b) The term "Common Stock" means the Company's common stock, $.01 par value per share and any other securities into which or for which any of such securities may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

              (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
         Section 4 or otherwise.

              (d)  The term "Expiration Date" means September 22, 2001.

              (e) The term "Warrant Number" shall mean, subject to adjustment pursuant to Sections 3, 4 or 5 hereof, four hundred ten thousand eight hundred seventy (410,870) shares of Common Stock.

              (f)  The term "Penalty Shares" is defined in Section 6.

              (g) The term "Warrant Shares" refers to any shares of Common Stock issuable upon the exercise of the Warrants.

              (h) The term "Registrable Securities" refers to the Warrant Shares and the Penalty Shares; provided that Warrant Shares and Penalty Shares cease to be Registrable Securities when they have been effectively registered under Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and disposed of in accordance with any Registration Statement.

              (i) The term "Registration Statement" means any registration statement under the Securities Act of the Company which, in accordance with Section 6 hereof, covers any of the Registrable Securities pursuant to the provisions of the Warrant.

              (j)  The term "Penalty Commencement Date" means the earlier of
         (i) the fifth day after the Securities and Exchange Commission (the "Commission") notifies the Company of the Commission's willingness to declare the Registration Statement effective, or (ii) the first business day after the 180th calendar day after the date of the Warrant.

    1.   Exercise of Warrant.

              (a) Method of Exercise. This Warrant may be exercised in full or in part at any time or from time to time until the Expiration Date by the holder hereof by surrender of this Warrant and the subscription form annexed hereto (duly executed) by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription form by (b) the Purchase Price then in effect. In addition to the method of payment set forth above and in lieu of any cash payment required thereunder, the holder may at any time and from time to time until the Expiration Date exercise the Warrant in full or in part by surrendering the Warrant in the manner specified above in exchange for a number of shares of Common Stock equal to the product of (x) the number of shares as to which the Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Fair Market Value (as defined below) of one share of Common Stock less the Purchase Price and the denominator of which is such Fair Market Value of one share of Common Stock.

              (b)  Partial Exercise.   On any partial exercise, the Company at
         its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

              (c)  Definition.    Fair Market Value of a share of Common Stock
         as of a particular date (the "Determination Date") shall mean the Fair Market Value of a share of the Company's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

              (i) If the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq National Market ("Nasdaq"), then the closing or last sale price, respectively, reported for the last business day (on which a sale in the Common Stock was made) immediately preceding the Determination Date.

              (ii) If the Company's Common Stock is not traded on an exchange or on Nasdaq but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day (on which a sale in the Common Stock was made) immediately preceding the Determination Date.

    2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within 15 (fifteen) days thereafter, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, in such denominations as may be requested by such holder, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of the shares as of the close of business on the date on which this Warrant shall have been delivered to the Company and payment made for such shares as aforesaid.

    3.   Adjustment for Dividends in Other Stock, Property, etc.;
Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

         (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

         (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

         (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such holder would hold on the date of such exercise if on the date hereof he had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5.

    4.   Adjustment for Reorganization, Consolidation, Merger, etc.

         4.1 Reorganization. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

         4.2  Dissolution.   In the event of any dissolution of the Company
following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holder of this Warrant after the effective date of such dissolution pursuant to this Section 4 to the holder of a bank or trust company having its principal office in Boston, Massachusetts as trustee for the holder or holders of the Warrants.

         4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

    5. Adjustment for Extraordinary Events. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect.

The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section
5. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise as of immediately prior to such issuance by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

    6. Registration Statement: Timing of Filing, Effectiveness and Period of Usability

         Subject to the provisions of Section 7 hereof, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 or, if the Company is not then eligible to use Form S-3, on Form S-1, registering resales of the Registrable Securities by the holders from time to time through the automated quotation system of the American Stock Exchange or the facilities of any national securities exchange or the Nasdaq National Market if the Common Stock is then listed or quoted thereon and in privately-negotiated transactions. The Registration Statement shall register all of the Registrable Securities. The Company will use its best efforts to cause the Registration Statement to be declared effective by the Commission by September 22, 1997 (the first business day beginning 180 days following the date of this Warrant).

         If the Registration Statement is not declared effective by the Commission on or before the Penalty Commencement Date, or if at any time after the Registration Statement is declared effective, but prior to the Expiration Date, the Warrant Shares may not be sold pursuant to the Registration Statement for more than 30 days during any 12-month period (whether because the Registration Statement is no longer effective, there is a material misstatement or omission in the Registration Statement, or otherwise) (any such period in excess of such 30 days is hereinafter referred to as an "Unavailability Period"), the Company will have the obligation to pay penalty payments (the "Penalty Payments") at the rate of $200 per 5,000 Warrant Shares per month following the Penalty Commencement Date or following the commencement of the Unavailability Period, as the case may be, until the Registration Statement is declared effective or may be used following an Unavailability Period. The first Penalty Payment shall be payable on the earlier to occur of the 30th calendar day following the Penalty Commencement Date or following the commencement of the Unavailability Period, as the case may be, or the date the Registration Statement is declared effective or may be used following an Unavailability Period. Subsequent Penalty Payments shall be payable on each 30-day anniversary of the Penalty Commencement Date or following the commencement of the Unavailability Period, as the case may be, except if the Registration Statement shall be declared effective prior thereto or may be used following an Unavailability Period, in which case the subsequent Penalty Payment shall be made concurrently with such effectiveness or date on which the Registration Statement may be used. Any date on which a Penalty Payment is required to be paid is referred to herein as a "Penalty Payment Date." Penalty Payments shall be paid to the holders of record of the Warrants on each Penalty Payment Date. With respect to Warrants which have been exercised for Shares prior to a Penalty Payment Date, the Penalty Payment with respect to such exercised Warrants shall be paid to the holders on such Penalty Payment Date of the Warrants Shares. The Company shall have the option to pay Penalty Payments in respect of the first two Penalty Payment Dates either in cash or in shares of Common Stock which shall be registered pursuant to the Registration Statement (the "Penalty Shares") together with the Warrant Shares, and Penalty Payments with respect to all subsequent Penalty Payment Dates shall be paid by the Company solely in cash. The Penalty Payment shall accrue and be prorated for partial months, assuming a 360-day year of twelve 30-day months. The number of Penalty Shares to be issued in payment of any Penalty Payment shall be determined by dividing the amount of such Penalty Payment by the average price of the Common Stock over the five (5) trading days preceding the applicable Penalty Payment Date.

    The Company will use its best efforts (i) to keep the Registration
Statement continuously effective and usable for resale of Registrable Securities until the Expiration Date or such shorter period which will terminate when all Warrant Shares and Penalty Shares have ceased to be Registrable Securities, and
(ii) to file with the Securities and Exchange Commission on a timely basis all reports, notices and otherwise as the Company may be required to file under the Securities Exchange Act of 1934, as amended.

    7.   Registration Procedures

    In connection with the Company's obligation to file a Registration Statement as provided in Section 6 hereof, the Company will as expeditiously as possible:

         (a) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registration or otherwise necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

         (b) notify the holders of Registrable Securities promptly, and confirm such advice in writing,

              (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

              (2) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

              (3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

         (c) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

         (d) furnish, without charge, to each holder of Registrable Securities, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

         (e) deliver to Purchaser and each holder of Registrable Securities without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (f) use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the holders thereof to consummate the disposition of such Registrable Securities in such jurisdictions as the holders may reasonably specify in response to inquiries to be made by the Company, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

         (g) if any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered by a holder, promptly prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

         (h) if at any time an event of the kind described in Section 10(g) shall occur, notify the holders of Registrable Securities that the use of the Prospectus must be discontinued (the Company will not declare any such "black-out" periods in excess of twenty business days during any twelve month period, unless otherwise required by law); and

         (i) on or prior to the date the Registration Statement is declared effective by the Commission, cause all of the Warrant Shares and Penalty Shares to be listed for trading on the American Stock Exchange or on any other national securities exchange on which the Company's Common Stock is then listed.

    Each holder of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such holder provided herein, to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

    Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company described in this paragraph 7(i), such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(h) hereof, or until it is advised in writing by the Company (which notice the Company shall give as promptly as possible), that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

    8.   Indemnification

    (a) Indemnification of Holder. At such time as the Company registers any of the Registrable Securities under the Act, the Company will indemnify and hold harmless the holder, each of its directors, officers, partners, employees and each person, if any, who controls the holder within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, to which it becomes subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the holder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the holder expressly for use therein. Promptly after receipt by the holder of notice of the commencement of any action in respect of which indemnity may be sought against the Company, the holder will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the holder), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The registered holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless (i) the employment of such counsel has been specifically authorized by the Company, or (ii) the holder has reasonably determined that there may be a conflict between the positions of the Company and the holder in conducting the defense of such action, in which case the counsel for the holder shall be entitled to conduct the defense at the expense of the Company to the extent reasonably determined by such counsel to be necessary to protect the interests of the holder. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the Company's consent, which shall not be unreasonably withheld.

    (b) Indemnification of Company. At such time as the Company registers any of the Registrable Securities under the Act, the holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against the holder, the Company will notify the holder in writing of the commencement thereof, and the holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against the holder. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the holder unless (i) the employment of such counsel has been specifically authorized by the holder, or (ii) the Company has reasonably determined that there may be a conflict between the positions of the holder and the Company in conducting the defense of such action, in which case the counsel for the Company shall be entitled to conduct the defense at the expense of the holder to the extent reasonably determined by such counsel to be necessary to protect the interests of the Company. The holder shall not be liable to indemnify any person for any settlement of any such action effected without the holder's consent, which shall not be unreasonably withheld.

    9.   Registration Expenses

    (a) All expenses incident to the Company's performance of or compliance with this Warrant, including without limitation:

         (1)  all registration, filing and listing fees;

         (2) the Company's printing, messenger, telephone and delivery expenses;

         (3)  fees and expenses of counsel for the Company;

         (4) fees and expenses of all independent certified public accountants of the Company (including the expenses of any special audit necessary to satisfy the requirements of the Securities Act); and

         (5) fees and expenses associated with any NASD filing required to be made in connection with the Registration Statement.

(all such expenses being herein called "Registration Expenses"); shall be borne by the Company, regardless of whether the Registration Statement becomes effective.

    10. No Impairment. The Company will not, by amendment of its Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment due to such event. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise and (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all of the Warrants from time to time outstanding.

    11. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its principal financial or accounting officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment, the Purchase Price resulting therefrom and the increase or decrease, if any, in the number of shares purchasable at such price upon exercise of the Warrant, and showing in detail the facts and computation upon which such adjustment or readjustment in based. The Company will forthwith mail a copy of each such certificate to each registered holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

    12.  Notices of Record Date, etc.  In the event of

              (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

              (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the registered holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of stockholders if either is required. Such notice shall be mailed at least 7 days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier.

    12. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

    13. Transfer of Warrant; Restrictions on Transfer. This Warrant and all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant (a) shall be subject to any applicable terms and restrictions of other agreements between the Company and the holder and (b) may not be sold, offered for sale, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

    14.  Register of Warrants; Transfers.

         (a) The Company will maintain a register containing the names and addresses of the registered holders of this Warrant. Any registered holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

         (b) Without the prior written consent of the Company, which shall not be unreasonably withheld, this Warrant shall not be transferable by the registered holder except to bona fide directors, officers, partners shareholders or principal employees of the holder, and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise). This Warrant shall be exercisable only by the registered holder and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Paragraph, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

         (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

    15. Exchange of Warrants. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Section 14, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

    16. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

    17. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

    18. Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock issued or issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of this Warrant, unless so required by law.

    19. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    20.  Notices, etc.   All notices and other communications from the Company
to the registered holder of this Warrant shall be mailed in writing by hand-delivery, first class registered or certified mail, postage prepaid, telex or telecopies, at such address as may have been furnished to the Company in writing by such holder or at the address shown on such holder's Warrant.

    21. Miscellaneous. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts, without reference to its conflicts of law provisions. The headings in this Warrant are for purpose of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Dated:  March 24, 1997                 MEDIA LOGIC, INC.


                                       By: /s/ William E. Davis
                                          ____________________________________
                                               William E. Davis, Jr.
                                               Chief Executive Officer and
                                                  President

Attest:

By: /s/ Paul M. O'Brien
   _________________________________
Title: C.F.O.
      ______________________________

                              FORM OF SUBSCRIPTION

                   (To be signed only on exercise of Warrant)


MEDIA LOGIC, INC.

    The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ____________ shares of Common Stock of MEDIA LOGIC, INC. and hereby makes payment of $_____________ therefor in cash, and requests that the certificates for such shares be issued in the name of, and delivered to _______________________ whose address is ________________________.

Dated: ________________           ____________________________________
                                  (Signature must conform to name
                                  of holder as specified on the
                                  face of the Warrant)

                                  ____________________________________

                                  ____________________________________
                                                          (Address)

                               FORM OF ASSIGNMENT

                   (To be signed only on transfer of Warrant)


    For values received, the undersigned hereby sells, assigns and transfers unto ___________________ the right represented by the within Warrant to purchase ___________ shares of Common Stock of MEDIA LOGIC, INC. to which the within Warrant relates, and appoints _____________________ Attorney to transfer such right on the books of MEDIA LOGIC, INC. with full power of substitution in the premises.

Dated: ________________           ____________________________________
                                  (Signature must conform
                                  to name of holder as specified
                                  on the face of the Warrant)

                                  ____________________________________

                                  ____________________________________
                                                          (Address)


Signed in the presence of:

______________________________